Exhibit 11

                        COMPUTATION OF PER SHARE EARNINGS

     The following is a computation of the weighted average number of shares outstanding which is used in the computation of per share earnings for Luby's Cafeterias, Inc. for the three months ended November 30, 1997 and 1996.

     Three months ended November 30, 1997

     23,266,374 x shares outstanding for 18 days                  418,794,732
     23,266,921 x shares outstanding for 17 days                  395,537,657
     23,268,328 x shares outstanding for  9 days                  209,414,952
     23,270,675 x shares outstanding for 47 days                1,093,721,725
                                                                _____________
                                                                2,117,469,066
     Divided by the number of days in the period                           91
                                                                _____________
                                                                   23,268,891

     Three months ended November 30, 1996

     23,892,819 x shares outstanding for 30 days                  716,784,570
     23,666,720 x shares outstanding for 31 days                  733,668,320
     23,281,927 x shares outstanding for 30 days                  698,457,810
                                                                _____________
                                                                2,148,910,700
     Divided by the number of days in the period                           91
                                                                _____________
                                                                   23,614,403